EXHIBIT 10.12

OPTION TO PURCHASE STATE MINERAL LEASES and

INTEREST IN UNPATENTED MINING CLAIMS

THIS OPTION is granted and effective as of June 26, 2012 (the "DATE OF GRANT"), by David Boleneus, an individual and Hydro Imaging, Inc., (“HYDRO”) a Washington corporation solely owned by David Boleneus (collectively the “OPTIONORS") to Northern Adventures, Inc., a Nevada Corporation (the “OPTIONEE”).  This OPTION TO PURCHASE STATE MINERAL LEASES and UNPATENTED MINING CLAIMS AGREEMENT (the "AGREEMENT") is executed, effective as of the DATE OF GRANT, by and between the OPTIONORS and the OPTIONEE.

RECITALS

A.

The OPTIONORS are desirous to grant an option to purchase 10 Mineral Leases granted by the state of Washington to HYDRO (“MINERAL LEASES”), a Fifty (50%) percent undivided ownership interest in Twenty Seven (27) unpatented mining claims located in Okanogan county, State of Washington and a One Hundred (100%) percent undivided ownership interest in Twenty Six (26) unpatented mining claims located in Fergus county, State of Montana to the OPTIONEE (the “OPTION”) for good and valuable consideration and the OPTIONEE is willing to accept this OPTION pursuant to the terms and conditions defined below.

NOW, THEREFORE, the parties covenant and agree as follows:

1.

Assets Subject to Option and Option Price

The OPTIONORS hereby grants to the OPTIONEE or its assign, the OPTION to purchase 10 MINERAL LEASES owned by the OPTIONORS, as more specifically defined on Schedule A annexed hereto, which is also Exhibit A of the form of Asset Purchase Agreement annexed hereto as Exhibit B (the “LEASE AND UNPATENTED MINING CLAIM  PURCHASE AGREEMENT”) and Fifty (50%) percent undivided ownership interest in twenty seven (27) unpatented mining claims located in Okanogan county, State of Washington and a One Hundred (100%) percent undivided ownership interest in One Hundred Sixty (160) unpatented mining claims located in Fergus county, State of Montana, defined on Schedule A-1, of the form of LEASE AND UNPATENTED MINING CLAIM PURCHASE AGREEMENT.  The OPTION may be exercised by the OPTIONEE or its assign in consideration for the payment of Ten Thousand ($10,000) Dollars any time during the option period.

The OPTION shall be exercisable by the OPTIONEE for a period of One Hundred Twenty (120) Days from the date of execution of this AGREEMENT.  If, however, the OPTIONEE or its assign successfully raises and closes on at least $750,000 in equity capital prior to the end of such One Hundred Twenty (120) day period, the OPTIONEE shall be obligated to exercise the OPTION no later than five (5) business days following such closing if the OPTIONORS have delivered to the OPTIONEE a certificate to the effect that there has been no material adverse effect or change with respect to: 1) the 10 MINERAL LEASES, it being understood that any transfer of the leases is subject to review and authorization by the State of Washington, Department of Natural Resources; 2)  the Fifty (50%) percent undivided ownership interest in Fifty Two (52) unpatented mining claims located in Okanogan county, State of Washington: and 3) a One Hundred (100%) percent undivided ownership interest in Twenty Six (26) unpatented mining claims located in Fergus county, State of Montana since the date of this AGREEMENT. The OPTION shall be subject to all of the terms and conditions contained herein.

2.

Terms of the Option

The OPTION shall be subject to the following terms and conditions:

2.1

The total purchase price will consist of; 1) the right to purchase Three Million Five Hundred Thousand (3,500,000) founders shares of the $.0001 par value restricted common stock of Northern Adventures, Inc., 2) a payment equal to 2% of the Net Smelter Returns minus the cost of shipping on the 26 claims in Fergus County, MT; 3) a payment equal to 1% of the Net Smelter Returns minus the cost of shipping on the 26 claims in Okanogan County, WA.; and 4) Ten Thousand  ($10,000) Dollars.

a.

The OPTIONORS confirm that concurrent with the execution of this AGREEMENT They have purchased Three Million Five Hundred Thousand (3,500,000) founders shares of the $.0001 par value restricted common stock of Northern Adventures, Inc. for $350.00 and the only requirement to be fulfilled to exercise this AGREEMENT is the payment of Ten Thousand ($10,000) Dollars.  Upon exercise of the OPTION by the OPTIONEE or its assign, a cashier’s check in the amount of Ten Thousand ($10,000) Dollars shall be tendered to the OPTIONORS by the OPTIONEE or its assign.

2.2

The OPTION may, subject to any limitations set forth in this Agreement, be exercised at any time during One Hundred Twenty (120) day term of this Agreement, subject to the terms, conditions and events specified in Section 2.1 (a) above.

2.3

The transfer of all right, title and interest to the 10 MINERAL LEASES granted by the State of Washington is subject to approval by the Department of Natural Resources.

2.4

The OPTION must be exercised, if at all, on an all or none basis

3.

Limitations on Exercisability of the Option

The exercise of the OPTION hereby granted, shall be subject to all of the terms and conditions of this AGREEMENT, including, without limitation, the provisions relating to termination of the OPTION.

4.

Exercise of the Option

The OPTION shall be exercised by: (a) delivering to the OPTIONORS a written notice of exercise in the form of letter attached hereto as Exhibit "C", and an executed copy of the MINERAL LEASE and UNPATENTED MINING CLAIM PURCHASE AGREEMENT; and  (b) if required by the OPTIONORS at OPTIONEE'S expense, the OPTIONEE will provide a legal opinion letter, satisfactory in form and substance to the OPTIONORS, to the effect that the exercise of the OPTION by the OPTIONEE, the acquisition of the  ASSETS from the OPTIONORS and the issuance of the SHARES to the OPTIONORS,  may be effected without registration of such stock under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

Within Five (5) business days after the OPTION is exercised, a cashier’s check in the amount of Ten Thousand ($10,000) will be tendered to the OPTIONORS for the purchase of the MINERAL LEASES, Fifty (50%) percent undivided ownership interest in Twenty Seven (27) unpatented mining claims located in Okanogan county, State of Washington and a One Hundred (100%) percent undivided ownership interest in Twenty Six (26) unpatented mining claims located in Fergus county, State of Montana. Payment of Ten Thousand ($10,000) dollars represents full payment for the purchase of an assignment of all right, title and interest in the 10 MINERAL LEASES, the Fifty (50%) percent undivided ownership interest in Twenty Seven (27) unpatented mining claims located in Okanogan county, State of Washington and a One Hundred (100%) percent undivided ownership interest in Twenty Six (26) unpatented mining claims located in Fergus county, State of Montana owned by the OPTION and being sold to the OPTIONEE or its assign.

5.

Transferability of the Option

The OPTION shall be transferable or exercisable by any person or entity that the OPTIONEE makes a legal conveyance to and no prior written approval is required from the OPTIONORS.

6.

Warranties and Representations

By executing this Agreement, the OPTIONEE accepts the OPTION and represents and warrants to the OPTIONORS and covenants and agrees with the OPTIONORS as follows:

6.1

The OPTIONEE agrees to abide by all of the terms and conditions of this AGREEMENT.

6.2

The OPTIONORS recognizes, agrees and acknowledges that no registration statement under the 1933 Act, or under any state securities laws, has been or will be filed with respect to any of the SHARES issued by Northern Adventures, Inc. and to be acquired by the OPTIONORS as part of this transaction and the exercise of the OPTION.  The SHARES will be issued pursuant to available exemptions.  The SHARES will be deemed to be restricted and non-saleable until such time as a registration statement if file or an exemption from registration pursuant to Rule 144 of Regulations D of the Securities Act is available.

6.3

In the event Northern Adventures, Inc. sells, convey, transfers or assigns this AGREEMENT to a third party for common stock and this common stock is disbursed or dividend out by Northern Adventures, Inc. the OPTION is hereby entitled to receive its ratable shares or percentage represented by the ownership of the Three Million Five Hundred Thousand (3,500,000) SHARES of the Northern Adventures, Inc. common stock,

7.

Indemnification

Each of the parties, the OPTIONORS and the OPTIONEE or its assign hereby agrees to indemnify the other party, and hold the other party harmless from and against any loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the such other party, as a result of any breach by a party of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in this AGREEMENT.

8.

Access to Information

In the event of an assignment of this Option Agreement to a public traded entity, The OPTIONEE agrees to make available to the OPTIONORS upon written request, such public information regarding any public trading company which acquires this OPTION AGREEMENT.  This includes any past or future information from time to time hereafter made generally available to its shareholders and on file with the Securities Exchange Commission.

9.

Technical Data

Subject to a written requests from the OPTIONOR, under the assumption the OPTION or its assign exercises this OPTION, the OPTIONEED agrees to provide copies of all technical and scientific data obtained or developed on the subject claims and leases by the OPTIONEE, its affiliates, sub-lessees or joint venture partners. The technical data and scientific will include but not limited to reports, geophysical surveys, geochemical surveys, geological mapping, drill core logs, assays, sections, sampling and surveying.

10.

Tax Withholding

If, in connection with the exercise of the OPTION or any sale, transfer or other disposition of any of the SHARES acquired from the OPTIONORS in connection with the exercise of the OPTION, the OPTIONORS may be required by applicable federal, state or local law to withhold any amount on account of income or similar taxes, the OPTIONORS agree to pay and assume full legal liability for all taxes due as a result of selling any shares of Northern Adventures, Inc. or shares of any third party which may be received by the OPTION as a result of the granting of this OPTION or the purchase of common stock at $.0001.

11.

Further Assurances

The OPTIONEE and the OPTIONORS agree from time to time to execute such additional documents as the parties to this AGREEMENT may reasonably require in order to effectuate the purposes of the this Agreement.

12.

Binding Effect

This Agreement shall be binding upon the OPTIONEE and its heirs, successors and assigns.

13.

Entire Agreement; Modifications

This AGREEMENT constitutes the entire agreement and understanding between the OPTIONORS and the OPTIONEE, regarding the subject matter hereof.  No waivers, alterations or modifications of the OPTION or this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought.  The failure of any party to enforce any of its rights against the other party for breach of any of the terms of the OPTION or this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

14.

Governing Law

The laws of the State of Nevada shall govern the OPTION and this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"OPTIONORS"

"OPTIONEE"

By: /s/ David Boleneus

By: /s/ Martin Clemets

DAVID BOLENEUS, Individually

NORTHERN ADVENTURES, INC.

Martin Clemets, President

By: /s/ David Boleneus

DAVID BOLENEUS,

President and Sole Owner Hydro Imaging, Inc.

SCHEDULE A TO

OPTION TO PURCHASE MINERAL LEASES AND UNPATENTED

 MINING CLAIMS AGREEMENT

DESCRIPTION OF MINERAL LEASES AND UNPATENTED MINING CLAIMS

At closing the following will be acquired by the OPTIONEE or its Assign:

I.

All right, title and interest in the eight mineral leases made by and between the State of Washington and David Boleneus.

2.

Fifty (50%) percent undivided ownership interest in Twenty Seven (27) unpatented mining claims located in Okanogan county, State of Washington

3.

One Hundred (100%) percent undivided ownership interest in Twenty Six (26) unpatented mining claims located in Fergus county, State of Montana.

EXHIBIT A

SCHEDULE OF UNPATENTED MINING CLAIMS

OKANOGAN COUNTRY CLAIMS; STATE OF WASHINGTON

FERGUS COUNTY CLAIMS; STATE OF MONTANA

EXHIBIT C

QUITCLAIM DEED TO BE EXECUTED AT THE TIME OF EXECISE

EXHIBIT D

NOTICE OF INTENT TO EXERCISE OPTION

________________________

To:

DAVID BOLENEUS

Reference is made to the Option to Purchase Mineral Leases and unpatented mining claims Agreement (the “AGREEMENT”). Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the AGREEMENT.

Please be advised that the undersigned hereby exercises the OPTION.

We hereby elect to purchase the Mineral Leases granted by the State of Washington described in the AGREEMENT and in Exhibit A, along with the Fifty (50%) percent undivided ownership interest in Twenty Seven (27) unpatented mining claims located in Okanogan county, State of Washington and a One Hundred (100%) percent undivided ownership interest in Twenty Six (26) unpatented mining claims located in Fergus county, State of Montana.  The consideration for the purchase of these leases and assignment of  all unpatented mining claims was the right to purchase Three Million Fiver Hundred Thousand (3,500,000) Founder Shares of Common Stock at $.0001 par value of Northern Adventures, Inc. and the payment of Ten Thousand ($10,000) Dollars within Five (5) business days of the date hereof, and the undersigned confirms that he has previously been deliver a certificate representing the SHARES of Northern Adventures, Inc.

Date: December 28, 2012.

OPTIONEE:    NORTHERN ADVENTURES, INC.

Name: /s/ Martin Clemets

Martin Clemets, President